UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 13, 2026

Arrive AI Inc.

(Exact Name of Registrant as Specified in Charter)

001-42645

(Commission File Number)

Delaware	85-0935006
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

9100 Fall View Drive

Fishers, IN 46037

(Address of principal executive offices, with zip code)

(463) 270-0092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ARAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

Resignation of Independent Registered Public Accounting Firm

On October 13, 2026, Stephano Slack LLC (“Stephano Slack”) resigned as the independent registered public accounting firm of Arrive AI Inc. (the “Company”), effective October 13, 2026. The separation was amicable, and the Company and Stephano Slack intend to cooperate in facilitating an orderly transition to the Company’s successor independent registered public accounting firm.

The Audit Committee (the “Committee”) of the Board of Directors of the Company acknowledged Stephano Slack’s resignation and approved the change in the Company’s independent registered public accounting firm.

The audit report of Stephano Slack on the Company’s financial statements as of and for the fiscal year ended December 31, 2025 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that Stephano Slack’s reports for the fiscal year ended December 31, 2025 included an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal year ended December 31, 2025 and the subsequent interim period through October 13, 2026:

(i)	there were no disagreements, as defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and Stephano Slack on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of Stephano Slack, would have caused Stephano Slack to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements; and

(ii)	there were the following reportable events, as that term is defined in Item 304(a)(1)(v) of Regulation S-K: as disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, the Company identified a material weakness in its internal control over financial reporting relating to the Company’s failure to maintain sufficient controls to ensure the proper identification, bifurcation and fair value measurement of embedded derivatives in hybrid financial instruments, or to ensure that the effective interest method was applied over the accretion period for host debt instruments containing a discount. As a result of this material weakness, on April 15, 2026, the Company filed amended Quarterly Reports on Form 10-Q/A for the quarters ended June 30, 2025 and September 30, 2025 to restate the financial statements included therein. As of June 30, 2026, the material weakness had not been fully remediated. The Committee discussed the subject matter of this reportable event with Stephano Slack, and the Company has authorized Stephano Slack to respond fully to the inquiries of M&K CPAS, PLLC (“M&K”) concerning the subject matter of this reportable event.

The Company provided Stephano Slack with a copy of the disclosures contained in this Current Report on Form 8-K and requested that Stephano Slack furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of Stephano Slack’s letter, dated October 16, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Appointment of Independent Registered Public Accounting Firm

On October 13, 2026, the Committee approved, and the Company engaged, M&K as the Company’s independent registered public accounting firm, effective as of such date, to review the Company’s interim financial statements for the quarter ending September 30, 2026 and to audit the Company’s financial statements for the fiscal year ending December 31, 2026.

During the Company’s two most recent fiscal years and the subsequent interim period through the date of M&K’s engagement, neither the Company nor anyone acting on its behalf consulted with M&K regarding:

(i)	the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that M&K concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue;

(ii)	any matter that was the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K; or

(iii)	any reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
16.1	Letter from Stephano Slack LLC to the Securities and Exchange Commission
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIVE AI, INC.

Date: October 16, 2026	By:	/s/ Daniel S. O’Toole
Daniel S. O’Toole
Chief Executive Officer

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